UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue

Overland Park, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Chief Financial Officer

Effective May 16, 2017, Stephanie D. Fisher, age 40, was appointed Chief Financial Officer of YRC Worldwide Inc. (the “Company”). Ms. Fisher served as Acting Chief Financial Officer and Vice President and Controller since January 2017 and as Vice President and Controller since May 2012. Prior to that, Ms. Fisher served in various positions in the Company’s Corporate Accounting department since 2004, including Director, Financial Reporting.

Ms. Fisher received a salary increase to $400,000 per year in connection with her promotion. Ms. Fisher will continue to participate in the 2017 executive compensation program as disclosed in the proxy statement for the Company’s 2017 annual stockholder meeting (the “2017 Executive Compensation Program”). Compensation components will include (i) base salary, (ii) annual short-term incentive compensation, with target payout at 150% of base salary, based on 2017 Company revenue and Adjusted EBITDA performance (each performance goal as established by the Compensation Committee of the Board of Directors), and (iii) equity-based compensation as long-term incentive compensation at 50% of base salary.

In addition, Ms. Fisher received a one-time payment of $43,205 as additional compensation for her service as Acting Chief Financial Officer which amount reflects the differential between her base salary during her service in that role and her new base salary.

Vice President and Controller

Effective May 16, 2017, Brianne L. Simoneau, age 38, was appointed Vice President and Controller of the Company. Ms. Simoneau served as Director, Financial Reporting for the Company since April 2015. Prior to commencing employment with the Company, Ms. Simoneau was Controller at Freightquote.com, Inc., which is not an affiliate of the Company, from March 2009 to April 2015, where she was responsible for the general accounting functions.

Ms. Simoneau received a 34% salary increase and a grant of 10,000 shares of the Company’s restricted common stock in connection with her promotion, which shares will vest on February 14, 2020. Ms. Simoneau will participate in the 2017 Executive Compensation Program with the short-term and long-term incentive components each at the same target percentages of base salary as set forth above for Ms. Fisher. The Company and Ms. Simoneau will enter into the Company’s standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on March 15, 2007 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

By:	/s/ James A. Fry
James A. Fry
Vice President, General Counsel and Secretary

Date: May 19, 2017